Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

6 March 2024

Matter No. 836882/109789646

 852 2842 9530

 Richard.Hall@conyers.com

Veg House Holdings Inc.

Cricket Square, Hutchins Drive

PO Box 2681

Grand Cayman, KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: Veg House Holdings Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 5 February 2024 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of common shares par value US$0.0001 each of the Company (the “Common Shares”). The Registration Statement contains two prospectuses, being (i) a prospectus to be used for (a) the public offering by the Company of up to 1,000,000 Common Shares (the “Offer Shares”), (b) 32,000 Common Shares (the “Dominari Shares”) issuable to Dominari Securities LLC upon exercise of the warrants issued to Dominari Securities LLC (the “Placement Agent’s Warrants”) and (c) up to 57,500 Common Shares (the “EF Shares” and together with the Dominari Shares, the “Warrant Shares”) issuable upon exercise of the representative’s warrants issuable to EF Hutton (the “Representative’s Warrants”), and (ii) a prospectus to be used for the resale by selling shareholders of 13,914,073 Common Shares (each, a “Prospectus” and collectively, the “Prospectuses”).

1.	DOCUMENTS REVIEWED

1.1.	For the purposes of giving this opinion, we have examined copies of: the Registration Statement;

1.2.	the common stock purchase warrant in respect of the Placement Agent’s Warrants made by the Company in favour of Dominari Securities LLC dated 4 October 2023; and

1.3.	the form of the warrant agreement in respect of the Representative Warrants.

We have also reviewed copies of:

1.4.	the amended and restated memorandum and articles of association of the Company adopted by the Company on 23 September 2023 and certified by the Secretary of the Company on 26 February 2024 (the “Listing M&As”);

1.5.	unanimous written resolutions of the directors of the Company dated 4 October 2023 and 18 October 2023, and unanimous written resolutions of the members of the Company dated 23 September 2023 (collectively, the “Resolutions”);

1.6.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 26 February 2024 (the “Certificate Date”);

1.7.	the branch register of members of the Company certified by the transfer agent of the Company on 26 February 2024; and

1.8.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of Common Shares;

2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.	that upon issue of any Common Shares to be sold by the Company, the Company will have sufficient Common Shares in its authorised and unissued share capital and will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	all references to Common Stock in the common stock purchase warrant in respect of the Placement Agent’s Warrants are references to Common Shares of the Company;

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2.9.	that the common stock purchase warrant in respect of the Placement Agent’s Warrants is, and the warrant agreement in respect of the Representative Warrants when executed will be, valid and binding in accordance with its respective terms pursuant to its applicable governing law;

2.10.	that the issuance and sale of and payment for the Warrant Shares will be in accordance with the applicable warrant agreement duly approved by the board of directors of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); and

2.11.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	Based solely on our review of the amended and restated memorandum of association of the Company certified by the secretary of the Company on 26 February 2024, the Company has an authorised share capital of US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each.

4.3.	The Company has taken all corporate action required to authorise the execution, delivery and performance of the common stock purchase warrant in respect of the Placement Agent’s Warrants and the warrant agreement in respect of the Representative’s Warrants.

4.4.	The common stock purchase warrant in respect of the Placement Agent’s Warrants has been duly executed and delivered by or on behalf of the Company, and constitutes the legal valid and binding obligations of the Company in accordance with the terms thereof. When duly executed and delivered by the Company, the warrant agreement in respect of the Representative’s Warrants will constitute the legal valid and binding obligations of the Company in accordance with the terms thereof.

4.5.	The Company has taken all corporate action required to authorise the allotment and issue of the Offer Shares and the Warrant Shares. When issued and paid for as contemplated by the Registration Statement and the respective warrant agreement, the Offer Shares and the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

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4.6.	Based solely on our review of the register of members of the Company certified by the transfer agent of the Company on 26 February 2024, as at 26 February 2024, the Company had an issued share capital of US$1,534.1973 divided into 15,341,973 Common Shares and such Common Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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